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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 ("Registration Statement") of our report dated February 4, 2000, relating to the consolidated financial statements of more.com, Inc., and of our report dated January 27, 2000, relating to the financial statements of Comfort Living, Inc., both of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

San Jose, California
February 10, 2000